Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 (No. 333-210056) of WCF Bancorp, Inc. of our report dated March 9, 2016, relating to our audits of the consolidated financial statements of Webster City Federal Bancorp and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/s/ RSM US LLP

Des Moines, Iowa

May 9, 2016